CONTRACT OF EMPLOYMENT

This contract of employment (the "Agreement") entered into today the ____17th of December 2018 by and between:- Esports Entertainment (Malta) Limited and Jenny Pace.

PARTIES

On the one part, Esport Entertainment (Malta) Limited, a company registered in Malta bearing Company Registration Number C 84747 of registered office situated at 170, Pater House, Level 1 (Suite A219), Psaila Street, Birkirkara, BKR9077, Malta, herein represented by Mr Philippe Warzee as duly authorised (hereinafter referred to as the "**Employer**");

And

On the other part, __Jenny Pace__holder of Malta Passport Number 1163787 ____________ , and resident at ______Flat 6, Block D, Birbal Street, Balzan, Malta (hereinafter referred to as the "**Employee**").

The Employer and the Employee shall be jointly referred to as "the Parties".

IN VIRTUE OF WHICH IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1. APPOINTMENT

1.1 By virtue of this Agreement, the Employer appoints for an indefinite term, the Employee who accepts his employment with the Employer as Head of Payments with effect from the January 2. 2019 on a full-time basis in accordance with the duties described in Article 2 below, and subject to the terms and conditions set out in this Agreement and to such regulations as the Employer may consider necessary from time to time.

2. EMPLOYEE'S DUTIES AND RESPONSIBILITIES

2.1 The Employee shall be responsible to the Employer for the proper performance of his duties which duties shall cover:

a. Registration and cooperation with the relevant authorities, in particular the Financial Intelligence Analysis Unit (hereinafter the "FIAU");
b. Overseeing, monitoring, maintaining and updating of all aspects of the Company's AML/CFT activities;
c. Being the focal point for all activity relating to AML/CFT;
d. Keep them self thoroughly familiar with the Prevention of Money Laundering Act, the Prevention of Money Laundering and Funding of Terrorism Regulations, the Implementing Procedures as well as any guidance notes issued by the FIAU;
e. Setting up internal reporting procedures and clear reporting lines in accordance with any applicable laws, regulations and Implementing Procedures as issued or amended from time to time;
f. Receiving reports of knowledge or suspicion of Money Laundering or Funding of Terrorism (hereinafter the "ML/FT");
g. Considering such reports to determine whether knowledge or suspicion of ML/FT subsists;
h. Reporting knowledge or suspicion of ML/FT to the FIAU;
i. Responding promptly to any request for information made by the FIAU;
j. Keeping them self well-informed and up-to-date on any applicable laws, regulations and Implementing Procedures as issued or amended from time to time;
k. Ensuring the relevant staff of the Company is trained, well-informed and up-to-date with the AML/CFT policies and procedures of the Company as well as any applicable laws, regulations and Implementing Procedures as issued or amended from time to time;
l. Filing of Annual Compliance Report to the FIAU; and
m. All those activities and responsibilities which are considered as falling within the ordinary competence of such role in the field of operation of the Employer as well as those other duties which may be reasonably requested by the Employer from time to time in the course of the Employee's employment and which the Employer may, in his absolute discretion require to be performed in the interests of the Employer.

2.2 The Employee shall exercise proper care and diligence in the performance of their duties and shall use their best endeavors to promote the interests and policies of the Employer.

2.3 The Employee shall not at any time make any untrue or misleading statement relating to the Employer.

2.4 The Employee shall not, except with prior approval of the Employer, divulge or communicate to any person or use to his own private advantage or gain or that of third parties, any information or documentation which they may have received during the course of their employment from the Employer, their principals, clients or business associates.

The Employee accepts that this obligation shall subsist even in the event of the Employee ceasing to be in the employment of the Employer.

2.5 The Employee shall, immediately upon termination of their employment and not later than two (2) days thereafter, return all documents and equipment in their possession or control (both any originals and copies thereof) relating to the Employer's business and not keep for themself or third parties any originals or copies of documentation or data or systems pertaining to the Employer and Employer's business.

2.6 The Employee shall, during the course of their employment, before taking up any part-time employment in a business or trade in competition discuss with the Employer to receive the Employer's written consent.

2.7 The Employee shall keep them self updated with all information security policies and procedures and shall comply with them at all times. If the Employee cannot comply for some reason with said policies and procedures they shall inform the Employer accordingly.

2.8 The Employee understands that any intellectual property developed during the course of their employment with the Employer using the time and resources of the Employer is the sole property of the Employer and cannot be used for their own personal gain neither during employment nor after termination thereof.

2.9 The Employee shall refrain from committing any of the following:

2.9.1 theft, misappropriation or unauthorized possession of any property belonging to the Employer, or the Employer's clients or any employee or affiliate of the Employer;

2.9.2 serious damage or repeated damage to the Employer's property;

2.9.3 falsification or misrepresentation in reports, accounts, expense claims or other documentation;

2.9.4 intoxication by reason of drink or drugs;

2.9.5 having drugs in his possession, custody or control in the Company's premises or property;

2.9.6 violent, dangerous or intimidatory conduct;

2.9.7 sexual, racial or other harassment of a colleague or of a customer;

2.9.8 engaging in any indecent or immoral conduct to the detriment of the Employer's good name;

2.9.9 refusal to carry out duties or reasonable instructions.

3. CONDITIONS OF EMPLOYMENT

3.1 The Employee shall be employed on a full time basis with the minimum of forty (40) working hours per week. The Employee shall be expected to work hours as may be required by the demands of the business and may be required to perform their duties in accordance with the shift work arrangement as may be assigned by the Employer. On account of the post she is occupying the Employee shall adjust their working hours to suit the exigencies of their duties, the Employer and the clients of the Employer. It is being agreed that the normal hours of work may extend into and include weekends and public holidays.

3.2 The Employee shall receive a share of all the benefits of vacation leave, and all other benefits and entitlements as established by the Laws of Malta for each year of employment, pro rata the period of employment.

3.3 Vacation leave is to be taken at time to suit the exigencies of the Employer. Vacation leave is non-cumulative and hence must be availed of in the year in which it falls due, unless otherwise agreed to between the Parties in writing.

3.4 Payment of sick leave shall be subject to the following conditions:

3.4.1 The Employee must present a medical certificate signed by the Employer's doctor should the Employer require their doctor to examine the Employee. The Employee has the right to acquire a second opinion but failure to present the Employer's doctor signed medical certificate in the event that the latter is required to examine the Employee invalidates the entitlement to the payment of sick leave;

3.4.2 The Employee must present an application for National Insurance Sickness Benefit;

3.4.3 The Employee who absents them self from work as a result of illness or accident is required to notify the Employer of their absence at least one hour prior to the commencement of their shift on the first day of absence.

4. DURATION OF CONTRACT

4.1 The Employee shall be employed for an indefinite term with an initial probationary period of six (6) months with a mutual notice of one (1) week after the expiry of the first month from the commencement of the employment.

4.2 If the Contract of Employment enters into an indefinite term, the Employer may terminate the employment of the Employee without penalty or compensation in the event that the

Employer has a 'good and sufficient' cause for termination, or if the Employee is in breach of any terms of the Agreement or for any other reason permissible at law.

4.3 The Employee may at any time terminate the Employment by giving the Employer the period of notice required in accordance with the duration of their employment with the Employer as is provided in the Employment and Industrial Relations Act.

5. REMUNERATION

5.1 The Employer shall remunerate the Employee the annual gross amount of $84,000 USD with optional bonus based on performance. This amount shall be paid in equal monthly installments (*pro rata* for incomplete months of service).

5.2 The Employee shall also be entitled to any cost of living increases as may be published in the Malta Government Gazette from year to year.

5.3 The remuneration is inclusive of hours of overtime work which exceeds the amount of forty (40) hours.

6. NON-SOLICITATION, CONFIDENTIALITY AND NON-COMPETITION

6.1 During the course of their employment the Employee acknowledges all fiduciary obligations in relation to this contract of employment with the Employer and therefore undertakes:

i. Not to damage the Employer by seeking to solicit any client of the Employer unless the client was not a client of the Employer during the Employee's employment with the Employer;
ii. Not to damage the Employer by persuading or attempting to persuade any Employee, officer or director or affiliate of the Employer to leave or otherwise terminate his employment, agreement or relationship with the Employer.

6.2 The Employee recognizes the fiduciary obligations of strict confidentiality under the laws in relation to the nature of the business conducted by the Employer. Unless previously authorized in writing, the Employee shall not copy or distribute to any unauthorized persons any documents belonging to the Employer which are in any way related to his employment and shall not divulge to third parties any information regarding all matters that come or may come to his attention during the course of his duties.

6.3 The Employee shall not in any manner disclose confidential information directly or indirectly acquired by him, including but not limited to any information on management or administration, business methods, techniques, secrets, products, customer's data or any other information which they may have acquired about the business or the nature thereof of their Employer. The Employee cannot make use of such information for their own

benefit or for the benefit of a third party, irrespective of the manner in which such information has become knowledgeable to the Employee.

Such confidentiality shall be maintained at all times, even in the event of the termination of employment under this Agreement for whatever reason.

Any conscientious objection should be reported to the Employee's superior should an issue arise in the ordinary course of employment under this Agreement.

6.4 The Employee shall not without the prior consent or authority of the Employer, remove from the Employer's premises or copy or allow others to copy the contents of any document (this being a soft or hard copy) or other tangible item which contains any confidential business information or which belongs to the Employer.

During the term of employment, the Employee shall in no way damage the Employer by competing with or entering into employment with any competitor of the Company.

6.5 In the case of termination of employment for any reason, the Employee agrees not to represent them self as being in any way connected with or interested in the business of the Employer or any parent, subsidiary or group member of the Employer or his suppliers.

6.6 The conditions of this clause shall survive the termination of this Agreement.

6.7 In the event of breach of any of the obligations assumed by the Employee towards the Employer in virtue of this clause, the Employer may terminate the employment and take further action as may be necessary to protect his position.

7. NON-DISCLOSURE

7.1 Duty of Confidentiality. The Employee shall not disclose or fail to take all reasonable measures to prevent disclosure of Confidential Information (Confidential Information includes any business or technical information about the Employer, his affiliates or subsidiary companies, and any businesses or persons that the Employer does business with) to any individual, corporation, partnership, trust, governmental authority or any other third party.

8. APPLICABLE LAWS AND DISPUTES

8.1 In the event of any dispute or difference arising between the Parties in connection with this Agreement, either during or after the term of this Agreement, the Parties shall, within two (2) days of a written request from either Party to the other, meet in an effort to settle amicably the dispute or difference between them.

8.2 If the dispute or difference is not resolved as a result of the aforementioned meeting, the Parties shall have the right to recourse in the ordinary courts of Malta for the resolution of

any dispute arising between them under this Agreement. The governing law of this Agreement shall be the substantive law of Malta.

9. OTHER TERMS AND CONDITIONS

9.1 Any amendments or addenda to this Agreement must be in writing, and must be signed by the Parties.

9.2 The headings of this Agreement are solely references and must not in any circumstance affect the content thereof.

9.3 In this Agreement, any reference to the "Agreement" shall also refer to any amendments and addenda which from time to time may have been entered into by the Parties.

9.4 The terms and conditions set out in this Agreement shall supersede any arrangement, statements, representations or negotiations made or existing between the Parties prior to the execution of this Agreement which shall constitute the entire understanding between the Parties.

10. DATA PROTECTION

10.1 In terms of the Data Protection Act, the personal and/or sensitive data supplied by the Employee will be processed solely for the following purposes:

10.1.1 The compliance with any legal obligations to which the Employer is subject pursuant to any law being in force in Malta from time to time;

10.1.2 The proper performance of this Agreement with the Employee;

10.1.3 To provide the Employee with network services (internet and email) and access to the Employer's systems'

10.1.4 To establish, exercise or defend any legal claims which arise or which might arise;

10.1.5 To protect and promote the Employer's legitimate interests and the proper conduct of his business;

10.1.6 For the publication on intranet and extranet and marketing materials;

I, the employee, freely consent to, accept, and agree with, this clause 10.1.6:

[ ] Yes / [ ] No

10.1.7 For the circulation of notices, offers and/or such promotions as may be offered by third party organizations which are favorable to the employees of the Employer.

I, the employee, freely consent to, accept, and agree with, this clause 10.1.7:

[ ] Yes / [ ] No

10.2 The Employee retains the right to require to be provided with access to their personal data as well as the right to rectify, or in appropriate circumstances, erase any inaccurate, incomplete or immaterial personal data which is being processed.

10.3 The Employee shall have, where applicable, the right to receive the personal data concerning the Employee which they have provided to the Employer and is processed by automated means, in a controlled, commonly used and machine-readable format and shall have the right to request such personal data to be transmitted to another Controller without hindrance from the Employer.

10.4 The Employee binds them self to inform the Employer of any alterations relating to their personal data, which data the Employer would be processing.

10.5 The Employee understands that their data may be transferred to other companies within the Employer's group of companies for administrative, legal or regulatory requirements.

10.6 The Employer undertakes to implement appropriate measures and safeguards for the purpose of protecting the confidentiality, integrity and availability of all data processed.

10.7 The Employee understands that the Employer may transfer personal and/or sensitive data to third countries or international organizations. Such transfer of data is strictly restricted to either (1) the extent necessary and proportionate for the purpose of the performance of this Agreement and the Employee's employment with the Employer, or (2) in the absence of an adequacy decision of the European Commission, for any other purpose where the Employee has explicitly consented to the proposed transfer of data after having been informed of the risk of such transfers. In so doing the Employer hereby undertakes to assess all the circumstances surrounding the data transfer and on the basis of this the Employer shall implement the appropriate measures and safeguards for the purpose of safeguarding the interests and/or rights and freedoms of the Employee. Where required, the Employer shall also inform the Office of the Information and Data Protection Commissioner of the transfer of data. The Employer further undertakes to inform the Employee of each transfer

to third countries or international organizations of any personal and/or sensitive data relating to his and the legitimate purpose/s behind such transfer.

I, the employee, accept and agree with, this clause 10.7:

[ ] Yes / [ ] No

10.8 The Employer hereby informs the Employee that the Employee shall have the right to withdraw their explicit consent to the processing of personal and/or sensitive data relating to her in terms of the applicable sub-clauses in this clause 10 at any time by sending a notification in writing via email to the member of the board of directors of the Employer (____________). The withdrawal of consent shall not affect the lawfulness of processing based on consent before its withdrawal.

11. SEVERANCE

11.1 If any provision of this Agreement should be or becomes fully or partially invalid or unenforceable for any reason whatsoever or should violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision is to be deemed excluded from this Agreement, and the rest of this Agreement shall be valid and binding as if such provision was not included herein. In that case, it shall be substituted for any such provision which, as far as legally possible, comes nearest to what the Parties had originally intended or would have intended according to the sense and purpose of this Agreement.

This Agreement has been drawn up in two (2) original copies, one for each Party.

We, the undersigned hereby declare that we fully understand the English language and to have fully understood the content of this Agreement agree to the terms and conditions stipulated herein.

Jenny Pace
The Employee

Mr Philippe Warzee
For and on behalf of
The Employer

<u>ADDENDUM TO CONTRACT OF EMPLOYMENT</u>

This addendum (the "Addendum") to the annexed Contract of Employment (the "Agreement") entered into on 1st September 2021 by and between:

PARTIES

On the one part, Esports Entertainment (Malta) Limited, a company registered in Malta bearing Company Registration Number C 84747, and with registered office situated at Penthouse Office, 13/14 Mannarino Street, Birkirkara, BKR 9080, Malta, herein represented by Mr John Brackens, as duly authorized (hereinafter referred to as the "**Employer**");

And

On the other part, Jennifer Pace , holder of ID 24615L Passport Number 1163787, and resident at Flat 6 , Block D, Il Pjazza, Birbal Street, BZN9015, Malta.

(hereinafter referred to as the "**Employee**").

The Employer and the Employee shall be jointly referred to as "the Parties".

In consideration of the mutual premises set forth herein and in terms of Article 9.1 of the Agreement the Parties hereto agree to amend and revise the Agreement as follows:

a) **Clause 1.1 in the Agreement shall be amended with effective date from this Addendum to read as follows:-**

You are employed as **SVP of HR and Administration** reporting into CTO

b) **Clause 5.1 in the Agreement shall be discussed with you in person (date TBC).**

This Addendum has been drawn up in two (2) original copies, one for each Party.

To the extent this Addendum shall be deemed to be inconsistent with any terms and conditions of the Agreement or any exhibits or attachments thereto, the terms of this Addendum shall govern.

IN WITNESS WHEREOF, each of the undersigned hereby acknowledges having read this Addendum, understands and consents to be bound by all of its' terms, and agrees it shall become effective as from the date of this Addendum.

_____________________________	John Brackens _____________________________
	Mr John Brackens
The Employee	For and on behalf of Esports Entertainment (Malta) Limited The Employer

HELLOSIGN

Audit trail

TITLE	Confidential - Jennifer Pace Addendum to terms
FILE NAME	Jennifer Pace Addendum Letter.docx
DOCUMENT ID	6de8541594e8d1426514d91a4678c97129b98e70
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	● Completed

Document history

SENT	**08 / 18 / 2021** 08:22:50 UTC	Sent for signature to John Brackens (john@esportsentertainmentgroup.com) from hr@esportsentertainmentgroup.com IP: 79.67.162.155
VIEWED	**08 / 18 / 2021** 08:44:10 UTC	Viewed by John Brackens (john@esportsentertainmentgroup.com) IP: 94.17.21.178
SIGNED	**08 / 18 / 2021** 08:44:42 UTC	Signed by John Brackens (john@esportsentertainmentgroup.com) IP: 94.17.21.178
COMPLETED	**08 / 18 / 2021** 08:44:42 UTC	The document has been completed.

HELLOSIGN

Audit trail

TITLE	Jennifer Pace - Addendum Letter
FILE NAME	Confidential_-_Je...mentgroup.com.pdf
DOCUMENT ID	9feee7dc5f0f75ddfaa1f2717081cd00256899d4
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	● Completed

Document history

SENT	**08 / 18 / 2021** 08:49:10 UTC	Sent for signature to Jennifer Pace (jenny@esportsentertainmentgroup.com) from hr@esportsentertainmentgroup.com IP: 79.67.162.155
VIEWED	**08 / 18 / 2021** 09:58:20 UTC	Viewed by Jennifer Pace (jenny@esportsentertainmentgroup.com) IP: 141.8.60.201
SIGNED	**08 / 18 / 2021** 09:59:03 UTC	Signed by Jennifer Pace (jenny@esportsentertainmentgroup.com) IP: 141.8.60.201
COMPLETED	**08 / 18 / 2021** 09:59:03 UTC	The document has been completed.

ADDENDUM TO CONTRACT OF EMPLOYMENT

This addendum (the "Addendum") to the annexed Contract of Employment (the "Agreement") entered into today the 1st March 2022 by and between:

PARTIES

On the one part, Esports Entertainment (Malta) Limited, a company registered in Malta bearing Company Registration Number C 84747, and with registered office situated at Block 6, Triq Paceville, St Julians STJ 3109, Malta, herein represented by Mr. John Brackens, as duly authorized (hereinafter referred to as the "**Employer**");

And

On the other part, Ms Jenny Pace, holder of Maltese Passport Number 1163787, and resident at Flat 6, Block D, Birbal Street, Balzan, Malta (hereinafter referred to as the "**Employee**").

The Employer and the Employee shall be jointly referred to as "the Parties".

In consideration of the mutual premises set forth herein and in terms of Article 9.1 of the Agreement the Parties hereto agree to amend and revise the Agreement as follows:

a) **Clause 5.1 in the Agreement shall be amended with effective date from this Addendum to read as follows:-**

5.1 The Employer shall remunerate the Employee the annual gross amount of One Hundred and Fifty Thousand Euro (€150,000) with optional bonus based on performance. This amount shall be paid in equal monthly instalments (*pro rata* for incomplete months of service).

This Addendum has been drawn up in two (2) original copies, one for each Party.

To the extent this Addendum shall be deemed to be inconsistent with any terms and conditions of the Agreement or any exhibits or attachments thereto, the terms of this Addendum shall govern.

IN WITNESS WHEREOF, each of the undersigned hereby acknowledges having read this Addendum, understands and consents to be bound by all of its' terms, and agrees it shall become effective as from the date of this Addendum.

____
Jenny Pace
The Employee

John Brackens
____
Mr John Brackens
For and on behalf of
Esports Entertainment (Malta) Limited
The Employer

HELLOSIGN

Audit trail

TITLE	Jenny Pace - EEM Addendum
FILE NAME	Addendum EEM contract - Jenny Pace.docx
DOCUMENT ID	d65848d9756b6fceeed80e796fe18f0d81231d8d
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	● Signed

Document history

SENT	**01 / 31 / 2022** 15:36:07 UTC	Sent for signature to Jennifer Pace (jenny@esportsentertainmentgroup.com) and John Brackens (john@esportsentertainmentgroup.com) from hr@esportsentertainmentgroup.com IP: 212.250.151.148
VIEWED	**01 / 31 / 2022** 15:40:48 UTC	Viewed by Jennifer Pace (jenny@esportsentertainmentgroup.com) IP: 94.17.120.118
SIGNED	**01 / 31 / 2022** 15:41:08 UTC	Signed by Jennifer Pace (jenny@esportsentertainmentgroup.com) IP: 94.17.120.118
VIEWED	**01 / 31 / 2022** 16:07:03 UTC	Viewed by John Brackens (john@esportsentertainmentgroup.com) IP: 94.17.190.46

HELLOSIGN

Audit trail

TITLE	Jenny Pace - EEM Addendum
FILE NAME	Addendum EEM contract - Jenny Pace.docx
DOCUMENT ID	d65848d9756b6fceeed80e796fe18f0d81231d8d
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	● Signed

Document history

SIGNED	**01 / 31 / 2022** 16:07:12 UTC	Signed by John Brackens (john@esportsentertainmentgroup.com) IP: 94.17.190.46
COMPLETED	**01 / 31 / 2022** 16:07:12 UTC	The document has been completed.

ADDENDUM TO CONTRACT OF EMPLOYMENT

This addendum (the "Addendum") to the annexed Contract of Employment (the "Agreement") entered into today the 1st of September 2022 by and between:

PARTIES

On the one part, Esports Entertainment (Malta) Limited, a company registered in Malta bearing Company Registration Number C 84747, and with registered office situated at Block 6, Triq Paceville, St Julians, STJ 3109, Malta, herein represented by Mr. Damian Mathews, as duly authorized (hereinafter referred to as the "**Employer**");

And

On the other part, Jennifer Pace holder of Maltese Passport Number 1163787 and resident at Flat 6 , Block D, Il Pjazza, Birbal Street, Balzan BZN9015, Malta (hereinafter referred to as the "**Employee**").

The Employer and the Employee shall be jointly referred to as "the Parties".

In consideration of the mutual premises set forth herein and in terms of Article 9.1 of the Agreement the Parties hereto agree to amend and revise the Agreement as follows:

a) **Clause 1.1 in the Agreement shall be amended with effective date from this Addendum to read as follows:-**

By virtue of this Agreement, the Employer appoints for an indefinite term, the Employee who accepts his employment with the Employer as Chief People Officer.

b) **Clause 2 in the agreement shall be amended with effective date from this Addendum to read as follows:-**

2.1 Collaborates with executive leadership to define the organization's long-term mission and goals; identifies ways to support this mission through talent management

2.2 Identifies key performance indicators for the organizations human resource and talent management functions; assesses the organization's success and market competitiveness based on these metrics.

2.3 Researches, develops, and implements competitive compensation, benefits, performance appraisal, and employee incentive programs.

2.4 Provides guidance and leadership to the human resource management team; assists with resolution of human resource, compensation, and benefits questions, concerns, and issues.

2.5 Ensures compliance with employment, benefits, insurance, safety, and other laws, regulations, and requirements.

2.6 Maintains knowledge of laws, regulations, and best practicesin employment law, human resources, and talent management.

2.7 Recruits, interviews, hires, and trains management-level HR staff.

2.8 Oversees the daily workflow of the department.

2.9 Provides constructive and timely performance evaluations.

2.10 Handles discipline and termination of employees in accordance with company policy

This Addendum has been drawn up in two (2) original copies, one for each Party.

To the extent this Addendum shall be deemed to be inconsistent with any terms and conditions of the Agreement or any exhibits or attachments thereto, the terms of this Addendum shall govern.

IN WITNESS WHEREOF, each of the undersigned hereby acknowledges having read this Addendum, understands and consents to be bound by all of its' terms, and agrees it shall become effective as from the date of this Addendum.

08 / 25 / 2022	08 / 25 / 2022
Jennifer Pace The Employee	**Damian Mathews** For and on behalf of Esports Entertainment (Malta) Limited The Employer